Exhibit 99.1

Major Retail Department Store runs mobile ad campaign over Ace Marketing’s Mobiquity Networks to introduce new rewards program

Major Retail Department Store uses location-based mobile marketing as part of their integrated marketing campaign to launch a new rewards program.

NEW YORK, March 27, 2012 /PRNewswire/ Ace Marketing & Promotions, Inc. (OTC.BB: AMKT) announced today that over a 4-week period in March, a major retail department store utilized Ace Marketing’s Mobiquity Network in Roosevelt Field Mall (NY) and Santa Monica Place Mall (CA) to deliver a 30 second video introducing its new rewards program.  The Retailer launched its customer loyalty program in all of its U.S. retail locations and online. The new tender-neutral program is streamlined and delivers benefits to any customer shopping with a U.S. address at their stores or online -- regardless of how they pay. Members of the loyalty program will accumulate points each time they shop and for every 5,000 points will receive a Reward Card worth 25 dollars. The Rewards Card can be redeemed on all merchandise (exclusive of gift cards) and are issued the moment earned, in the store or overnight via e-mail if earned online, for use the very next day.

Mobiquity Networks allows advertisers the ability to deliver mobile coupons and other rich media content via Bluetooth or Wi-Fi to on-the-go shoppers' mobile devices. This advertising medium targets shoppers with engaging content as they move about the mall environment and does not require them to check-in, download an application or be tracked by GPS, eliminating three major barriers in location-based mobile marketing. Ace's Mobiquity Network units are strategically positioned near entrances, anchor stores, escalators and other high-traffic and high dwell-time areas throughout each mall creating a “cloud” to maximize advertising messaging reach and frequency. For more information please visit us at: http://www.mobiquitynetworks.com

Ace’s mobile technology allows advertisers to interact with shoppers through either Bluetooth (push) or Wi-Fi (pull). Mobile devices with Bluetooth set to “visible” or “discoverable” are detected and prompted with an opt-in message to receive rich media content from the advertiser; those answering "Yes" receive the content for free. The users can also access the free content by connecting to Mobiquity’s Wi-Fi network throughout the mall.

Some popular campaign elements delivered through this medium include coupons, movie trailers, calendar reminders, mobile applications, ring tones, wallpaper and special event offers.

ABOUT ACE MARKETING & PROMOTIONS, INC. (OTC.BB: AMKT)

Established in 1998, Ace Marketing & Promotions, Inc. is a full-service integrated marketing solutions company that leverages technology. Ace offers a wide array of business solutions, which include: Branding and Branded Merchandise, Website Development (CMS), Direct Relationship Marketing and Mobile Marketing Solutions. Ace's wholly owned subsidiary, Mobiquity Networks is a leader in Proximity Marketing with proprietary Bluetooth and Wi-Fi integrated technology that establishes the benchmark for how multimedia messages are being delivered to mobile devices. Ace's Corporate Overview is available at www.acemarketing.net on the "About Us" tab. For a demo of Mobiquity Networks you can visit: www.mobiquitynetworks.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

Contact Information:

Ace Marketing & Promotions, Inc.
Legend Securities, Inc.
Thomas Wagner
800-385-5790
718-233-2627
E: twagner@legendsecuritiesinc.com